UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SPLASH BEVERAGE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [________], 2025

To the stockholders of Splash Beverage Group, Inc.,

You are cordially invited to attend the 2025 Special Meeting of Stockholders of Splash Beverage Group, Inc. (the “Company”) to be held in a virtual-only meeting format via live webcast on the Internet on [______], 2025 at [__] a.m. Eastern Time. At the special meeting you will be asked to vote on the following matters:

1.	To approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, $0.001 from 7,500,000 to 400,000,000.

We also will transact such other business as may properly come before the special meeting or any adjournments thereof.

The Board of Directors recommends that you vote at the special meeting “FOR” the authorized share increase proposal. This item of business is more fully described in the proxy statement that is attached to this Notice. The Board of Directors has fixed the close of business on June 23, 2025, as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the Special meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting to the Special Meeting, by appointment, for a period of ten days before the meeting in person at our corporate offices in Fort Lauderdale, Florida, and in electronic form at the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, and returning your completed proxy card or vote by mail, internet or by fax by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

We are holding the 2025 Special Meeting of Stockholders in a virtual-only meeting format via live webcast on the internet. You will not be able to attend at a physical location. Stockholders will be able to join and attend online by logging in at www.virtualshareholdermeeting.com/SBEV2025. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors
/s/ Robert Nistico
Fort Lauderdale, FL	Chief Executive Officer and Director
[______], 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF SHAREHOLDERS

www.splashbeveragegroup.com or www.proxyvote.com

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

i

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Splash Beverage Group, Inc. for use at our 2025 Special meeting of stockholders to be held in a virtual-only (online) meeting format via live webcast on the Internet on [______], 2025, at [____] a.m. Eastern Time. Voting materials, including this proxy statement and proxy card, are expected to be first delivered to all or our stockholders on or about [____], 2025.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the special meeting?

At the special meeting, stockholders will consider and vote upon the following matters:

●	to approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 7,500,000 to 400,000,000.

How does the Board of Directors recommend that I vote on the proposals?

Our Board unanimously recommends that the stockholders vote “FOR” the increase in authorized shares proposal being put before our stockholders at the meeting.

How do I vote?

Whether you plan to participate in the online special meeting or not, our Board urges you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares: should be voted for or withheld for the nominees for director; should be voted for; and should be voted for, against or abstained with respect to approving the amendment to our articles of incorporation to increase the number of authorized shares of common stock. Voting by proxy will not affect your right to virtually attend the special meeting. If your shares are registered directly in your name through our transfer agent, VStock Transfer, LLC, or you have stock certificates registered in your name, you may submit a proxy to vote:

●	By Internet or by telephone. Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

●	By mail. If you receive one or more proxy cards by mail, you can vote by mail by completing, signing, and returning the enclosed proxy card applicable to your class of stock in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

●	On the day of the meeting, you may go to www.virtualshareholdermeeting.com/SBEV2025, and log in by entering the 16-digit control number found on your proxy card, voting instruction form, or Notice, as applicable. If you do not have your control number, you will be able register as a guest; however, you will not be able to vote or submit questions during the meeting.

Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., Eastern Time, on [______], 2025.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

●	By mail. You should receive instructions from the record holder explaining how to vote your shares.

Who is entitled to vote?

All shareholders of record who owned any of our outstanding common shares and/or preferred shares as of the close of business on June 23, 2025 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

At the close of business on the Record Date, [_____] common shares, $0.001 par value per share, of the Company (the “Common Shares”) were issued and outstanding, and [_______] Series A Preferred Shares, par value $0.001 per share, of the Company (the “Preferred Shares”) were issued and outstanding. Holders of Common Shares are entitled to one (1) vote per each Common Share held as of the Record Date, on each proposal to be voted on. The holder of the Preferred Shares is entitled to twenty-five thousand (25,000) votes per each Preferred Share held as of the Record Date; provided that, at this Meeting, the holder of the Preferred Shares is only entitled to vote with respect to the authorized increase Proposal. When voting, the holder of the Preferred Shares is obligated to cast its votes in the same “mirrored” proportion as the aggregate votes cast “FOR” and “AGAINST” the authorized increase Proposal by the holders of Common Shares who properly vote on such proposal (but excluding any abstentions). At the close of business on the Record Date, the Common Shares were held by [ _____] holders of record, and the Preferred Shares were held by [______ ] holder of record. Shares cannot be voted at the Meeting unless the holder thereof as of the Record Date is present or represented by proxy.

How many votes do I have?

Holders of Common Shares are entitled to one (1) vote per each whole Common Share held as of the Record Date.

The holder of the Preferred Shares are entitled to twenty-five thousand (25,000) votes per each Preferred Share held as of the Record Date; provided that, at this Meeting, the holder of the Preferred Shares is only entitled to vote with respect to the authorized increase Proposal. When voting, the holder of the Preferred Shares is obligated to cast its votes in the same “mirrored” proportion as the aggregate votes cast “FOR” and “AGAINST” the authorized increase Proposal by the holders of Common Shares who properly vote on such proposal (but excluding any abstentions). The Preferred Shares will be redeemed in whole, but not in part, for $1.00 each (the “Redemption Price”) upon the earliest of: (i) if such redemption is authorized and directed by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, (ii) automatically upon the approval of the authorized increase Proposal by the Company’s shareholders at any meeting of shareholders, or (iii) immediately prior to the record date for the Company’s 2025 Special Meeting of Shareholders (the “2025 Special Meeting”).

Holders of record of Common Shares and the Preferred Shares will vote as a single class on each of the Conversion Proposals. A total of [_____] votes are entitled to be cast at the Meeting with respect to each of the Conversion Proposals. A total of [_____] votes are entitled to be cast at the Meeting with respect to the Auditor Proposal.

Why were the Preferred Shares issued?

We issued the Preferred Shares in order to effectively amplify the voting power of those common shareholders who vote at the Meeting, and thereby increase the likelihood of procuring the votes necessary to effectuate the authorized share increase should a majority of the common shareholders voting at the Meeting vote in favor of the authorized share increase Proposal. The terms of the Preferred Shares are set forth in the Certificate of Designation classifying the Series A Preferred Shares, filed with the State of Nevada and effective on [______], 2025. The Preferred Shares do not have voting rights on any matters on the agenda for the Meeting except with respect to the authorized share increase Proposal.

Each outstanding Preferred Share is entitled to twenty-five thousand (25,000) votes on the authorized share increase Proposal, which is referred to as super-voting rights; however, when voting, the holder of the Preferred Shares is obligated to cast its votes in the same “mirrored” proportion as the aggregate votes cast “FOR” and “AGAINST” the authorized share increase Proposal by the holders of Common Shares who properly vote on such proposal (but excluding any abstentions). For example, if 92% of the Common Shares voted at the Meeting are voted “FOR” the authorized share increase Proposal and 8% of the Common Shares voted at the Meeting are voted “AGAINST” the authorized share increase Proposal, then, when voting, the holder of the Preferred will vote 92% of the Preferred Shares (or 23 million in aggregate voting power) FOR such authorized increase Proposal and 8% of the Preferred Shares (or 2 million in aggregate voting power) AGAINST such proposal. Holders of Common Shares and the Preferred Shares will vote on the authorized increase Proposal as a single class.

The Board determined that the issuance of the Preferred Shares, with super-voting rights, to be in the best interests of the Company and its shareholders. In addition, the Board and management believe that the authorized increase proposal will provide multiple benefits to shareholders, including greater risk-adjusted returns over the long term.

Because any votes cast by the holder of the Preferred Shares are required to “mirror” the actual votes cast by holders of the Common Shares, the super-voting rights will serve to amplify the voting preference of the holders of Common Shares who vote on the authorized increase Proposal, and therefore will not override the affirmatively expressed preference of the voting holders of Common Shares.

All of the outstanding Preferred Shares will be redeemed in whole, but not in part, at the Redemption Price upon the earliest of: (i) if such redemption is authorized and directed by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, (ii) automatically upon the approval of the authorized increase Proposal by the Company’s shareholders at any meeting of shareholders, or (iii) immediately prior to the record date for the 2025 Special Meeting.

How may I attend and participate in the Meeting?

We will be hosting the meeting live via the internet. There will not be a physical location for the meeting. Our virtual meeting allows stockholders to submit questions and comments before and during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions. Our virtual format also allows stockholders from around the world to participate and ask questions and for us to give thoughtful responses. Any stockholder can listen to and participate in the meeting live via the internet at www.virtualshareholdermeeting.com/SBEV2025. Stockholders may begin submitting written questions through the internet portal at [___] a.m. (Eastern Time) on [______], 2025, and the webcast of the special meeting will begin at [__] a.m. (Eastern Time) that day.

Stockholders may also vote while connected to the meeting on the Internet. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SBEV2025.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

If you do not have your control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions.

What happens if additional matters are presented at the special meeting?

Other than the matters identified in this proxy statement, we are not aware of any other business to be acted upon at the special meeting. If you grant a proxy, the person named as proxy holder, Robert Nistico, our Chief Executive Officer, or Julius Ivancsits, our Chief Financial Officer will have the discretion to vote your shares on any additional matters properly presented for a vote at the special meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holder may determine in her or his discretion with respect to any other matters properly presented for a vote before the special meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters.

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the amendment to our Articles of Incorporation to increase the number of authorized shares of common stock. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the special meeting?

On June 23, 2025, the Record Date for determining which stockholders are entitled to vote at the special meeting or any adjournments or postponements thereof, there were [______] shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. Holders of thirty-four percent (34%) of our outstanding stock as of the Record Date must be present at the special meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the special meeting, if you are present and vote online at the meeting or have properly submitted a proxy card or voted by mail, internet or fax.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the special meeting. You may do this by signing a new proxy card with a later date or by attending the special meeting at www.virtualshareholdermeeting.com/SBEV2025 and voting at the meeting. However, your attendance at the special meeting will not automatically revoke your proxy unless you vote at the special meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except:

●	as necessary to meet applicable legal requirements;

●	to allow for the tabulation of votes and certification of the vote; and

●	to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card may be forwarded to our management.

Where can I find the voting results of the special meeting?

The preliminary voting results will be announced at the special meeting. The final voting results will be tallied by our inspector of elections and reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission, or SEC, within four business days of the date of the special meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Splash Beverage Group, Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future special meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Splash Beverage Group, Inc.
Attention: Robert Nistico, Chief Executive Officer
1314 East Las Olas Blvd, Suite 221
Fort Lauderdale, Florida 33301
Tel: (954) 745-5815

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

What is the voting requirement to approve the proposals?

The proposals to approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, $0.001 from 7,500,000 to 400,000,000 needs to be approved by a majority of the issued and outstanding shares entitled to vote on the proposal. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the special meeting.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

An affirmative vote of a majority of shares present at the meeting entitled to vote on the proposal of all other items being submitted to the stockholders for their consideration.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by calling Robert Nistico, our Chief Executive Officer at (954) 745-5815.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of [_____], 2025, for:

●	each of our current directors and executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially, subject to applicable community property laws. Unless otherwise specified, the address for each of the persons named in the table is 1314 E Las Olas Blvd. Suite 221, Fort Lauderdale, Florida 33301.

Our calculation of the percentage of beneficial ownership prior to this offering is based on [______] shares of common stock outstanding as of [______], 2025. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or persons, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person or persons (and only such person or persons) by reason of these acquisition rights.

Name	Shares of Common Stock	Percentage of Common Stock
Executive Officers and Directors
Robert Nistico	34,650	%

Justin Yorke(1)	137,155	%

Thomas Fore

Bill Caple

William Meissner

William Devereux

Officers and Directors as a Group (6 individuals)	171,805	%
5% or greater owners:

Total	171,805	%

(1)	Of which 82,432 shares are held by Richland Fund LLC, 34,951 shares are held by JMW Fund LLC and 19,772 shares are held by San Gabriel LLC. All funds are managed by Mr. Yorke.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of the transactions and series of similar transactions, since December 31, 2024, that we were a participant or will be a participant in, which:

●	the amount involved exceeds the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers, holders of more than 5% of our capital stock (which we refer to as “5% stockholders”) or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers.

PROPOSAL 1

TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 7,500,000 TO 400,000,000

General

The Board of Directors has approved and adopted for submission to our stockholders an amendment to Article II, Section 1 of the Company’s articles of incorporation to increase the number of authorized shares of common stock of the Company from 7,500,000 to 400,000,000. The Board believes that, in light of the Company’s 1-for-40 reverse stock split of the Company’s outstanding and authorized common stock on March 27, 2025, the amendment is necessary to maintain flexibility to issue shares of common stock to raise cash in one or more equity financings to fund our operations, to effect future awards under stockholder-approved equity incentive plans or for other general corporate purposes.

Current Capital Structure

As of [______], 202[__], we had 12,500,000 authorized shares, with 7,500,000 shares designated as common stock, $0.001 par value per share, of which [______] shares were issued and outstanding. Of the remaining [______] authorized shares of common stock, [____] shares are reserved for issuance upon the exercise of outstanding warrants, and [______] shares are reserved for issuance upon the exercise of issued and outstanding equity awards under the current equity incentive plans. This leaves [_______] shares of our authorized common stock unissued and unreserved and available for future issuance.

Background and Purpose of the Amendment

We believe the Company will do additional financings in the immediate near future, and will need the ability to raise cash in the future in one or more equity financings to fund our operations, or for potential future acquisitions, as well as to affect future awards under stockholder-approved equity incentive plans or for other general corporate purposes. Further, we need to increase our authorized shares to fulfill our existing contractual obligations in connection with outstanding notes. With our current number of remaining authorized shares, we have limited ability to issue shares upon exercises of outstanding options and warrants, we do not have any present plan, arrangement or understanding to issue any of the shares of common stock that will become available as a result of this proposed amendment. However, our Board believes it is in the best interests of the Company and our stockholders to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future. The additional 292,500,000 authorized shares of common stock would be available for issuance for various purposes, as our Board may deem advisable, such as for future financings, to satisfy the issuance of shares of common stock on the conversion or exercise of our options, warrants or other convertible securities, to provide equity incentive to employees, officers, consultants and directors, to make stock-based acquisitions and for other general corporate purposes.

The additional authorized shares of common stock under the proposed amendment will provide us with essential flexibility to use our common stock, without further stockholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) to act quickly for any proper corporate purposes, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities expanding our business and product pipeline, acquisition transactions, licensing, joint venture and other transactions, entering into strategic relationships, initiating commercial preparatory plans, providing equity-based compensation and/or incentives to employees, consultants, officers and directors, effecting stock dividends or for other general corporate purposes. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The Board will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.

The Board believes this is good governance and standard for many companies at this stage of development. If the proposed amendment is not approved by our stockholders, our business development and financing alternatives will be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed, perhaps severely, by this limitation. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management , and if the amendment is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities that our Compensation Committee deems appropriate could adversely impact our ability to achieve these goals. In summary, if our stockholders do not approve the amendment, we may not be able to access the capital markets, initiate or complete clinical trials and other key development activities, complete corporate collaborations or partnerships, conduct strategic business development initiatives, add to our product pipeline, attract, retain and motivate employees and others required to make our business successful, and pursue other business opportunities integral to our growth and success, all of which could severely harm our company and our future prospects.

Because it is anticipated that our directors and executive officers will be granted additional equity awards under the 2020 Plan, they may be deemed to have an indirect interest in the proposed amendment, because absent the amendment, we would not have sufficient authorized shares to grant such awards. However, the Board believes the amount of shares authorized by the 2020 Plan is small in relation to the total authorized shares of common stock of the Company.

The proposed amendment would not have any effect on par value. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Should our Board of Directors issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any newly authorized shares of common stock solely by virtue of their ownership of shares of our common stock, and their percentage ownership of our then outstanding common stock could be reduced. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

Rights of Additional Authorized Shares

The additional common stock to be authorized by stockholder approval of this proposal would have rights identical to the currently outstanding shares of our common stock.

Potential Adverse Effects of the Amendment

Adoption of the amendment will have no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders. However, any future issuance of additional authorized shares of our common stock or preferred stock, at the future direction of the Board of Directors (and upon the approval of stockholders, if and as required by applicable law and any stock exchange regulation, if applicable) may, among other things, dilute the earnings per share of common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued.

In addition to the purposes mentioned above, an increase in the number of authorized shares of common stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board of Directors determines is not in the best interest of the Company and its stockholders. However, the Board of Directors does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

Appraisal Rights

Pursuant to the Nevada Revised Statutes, stockholders are not entitled to appraisal rights with respect to the Share Increase.

Effectiveness of Amendment

If the amendment is adopted, it will become effective upon the filing of a certificate of amendment to our articles of incorporation with the Secretary of State of the State of Nevada.

Vote Required

The proposal to approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 7,500,00 to 400,000,000 requires the votes cast “FOR” the proposal majority of the issued and outstanding shares entitled to vote as of the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 7,500,000 TO 400,000,000.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the special meeting of stockholders. If, however, other matters properly come before the special meeting of stockholders, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in house holding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in house holding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to 1314 E. Las Olas Blvd, Suite 221, Fort Lauderdale, Florida 33301, Attention: Robert Nistico, Chief Executive Officer.

PROPOSALS OF STOCKHOLDERS

Stockholders may present proposals intended for inclusion in our proxy statement for our 2025 Special Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s amended and restated bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2025 Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Chief Executive Officer, Splash Beverage Group, Inc., 1314 E. Las Olas Blvd, Suite 221, Fort Lauderdale, Florida 33301. Please note that additional information can be obtained from our website at www.splashbeveragegroup.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.